                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("AGREEMENT") is made as of May 27, 1999 by and among American Xtal Technology, Inc., a Delaware corporation ("AXT"), Lyte Optronics, Inc., a Nevada corporation ("LYTE OPTRONICS") and Keith Halsey and Robert Shih as representatives of the shareholders of Lyte Optronics (collectively, "SHAREHOLDERS' REPRESENTATIVE").

     1.   DEFINITIONS. As used in this Agreement:

          (a) "AFFILIATE" means each person or party who may be deemed to be an "affiliate" for purposes of paragraphs (c) and (d) of Rule 145 of the SEC, although nothing contained herein shall be construed as an admission by such person or party that such person or party is in fact an affiliate of AXT for such purposes.

          (b) "CLOSING DATE" shall mean the Closing Date as defined in the Merger Agreement.

          (c) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (d) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by AXT with the SEC.

          (e) "HOLDER" means: (i) a shareholder of Lyte Optronics to whom shares of Registrable Securities are issued pursuant to the Merger Agreement, for so long as such holder continues to hold such shares, or (ii) a transferee of Registrable Securities by a Holder, to whom registration rights under this Agreement are assigned pursuant to Section 6 of this Agreement and who becomes a Holder (within the meaning of this Agreement) of Registrable Securities.

          (f) "MERGER AGREEMENT" means that certain Agreement and Plan of Reorganization dated as of May 27, 1999 by and among AXT, Lyte Optronics Acquisition Corporation, and Lyte Optronics.

          (g)  "NASD" means the National Association of Securities Dealers.

          (h) "REGISTRABLE SECURITIES" means (i) for each Holder, the shares of AXT Common Stock issued to such Holder pursuant to the Merger Agreement, together with all other shares of AXT Common Stock issued in respect thereof (by way of stock split, dividend, recapitalization, share exchange or otherwise), and (ii) for all Holders, the sum of the Registrable Securities held by them. Registrable Securities shall not include any shares of AXT Common Stock transferred by a Holder pursuant to SECTION 8 hereof to any person who does not agree to be bound by the terms of this Agreement.

          (i)  "SEC" means the Securities and Exchange Commission.

          (j)  "SECURITIES ACT" means the Securities Act of 1933, as amended.

          (k) "AXT COMMON STOCK" means common stock, per value $0.01 per share of AXT.

     The term "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document. Capitalized terms used and not otherwise defined in this Agreement have the respective meanings assigned in the Merger Agreement.

     2.   REGISTRATION.

          (a) Requests for Registration. A majority in interest of the Holders shall be entitled to make up to two (2) requests that AXT register the Registrable Securities pursuant to the Securities Act, subject in each case to the following limitations: (i) no request for registration of any Registrable Securities shall be made unless and until not less than six (6) months have elapsed after the Closing Date; (ii) no request for registration of any Registrable Securities shall be made if a request for registration of the same Registrable Securities has theretofore been made pursuant to this Agreement and AXT has caused the securities covered by such request to be registered; and
(iii) AXT shall not be obligated to effect such registration if the Holders, together with the holders of any other securities of AXT entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate price to the public (before deduction of any underwriters' discounts or commissions) of less than $1,000,000. All requests for registration shall be in writing, signed by the requesting Holders, and delivered to AXT at the address specified in the Merger Agreement for notices. If a request for registration is made, AXT shall give notice of such request to all other Holders at their respective address as reflected in the books and records of AXT, and each such other Holder shall have the right to request that such other Holder's Registrable Securities be included in the registration, and (subject to the limitations set forth elsewhere in this Agreement) such other Holder's Registrable Securities shall be included in such registration to the extent that notice of such other Holder's request is received by AXT within ten (10) days after notice of the original registration request is given by AXT to such other Holders. Upon receipt of a registration request in accordance with this SECTION 2(a), AXT shall use reasonable efforts to cause the applicable Registrable Securities to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith AXT shall use reasonable efforts to prepare and file with the SEC and shall use reasonable efforts to cause to become effective promptly thereafter a registration statement on Form S-3 (or any successor form to Form S-3) (a "DEMAND REGISTRATION STATEMENT"). Subject to the provisions of SECTION 2(d), AXT shall use commercially reasonable efforts to keep such Demand Registration Statement continuously effective for up to one hundred eighty (180) days or until such earlier date as of which all of the Registrable Securities included in the registration statement shall have been disposed of in the manner described in the registration statement. Notwithstanding the foregoing, if for any reason the effectiveness of such Demand Registration Statement is postponed or suspended then the foregoing period shall be extended, if required to complete the disposition of such Registrable Securities, by up to the aggregate number of days of such postponement or suspension. For purpose of the preceding sentence, the registration shall not be deemed to have been effective (i) unless the registration statement with respect thereto has become effective, or (ii) if after such registration has become effective such registration or the related offer, sale, or distribution of Registrable Securities thereunder is prohibited by any stop order, injunction or any other order or requirement of the Commission or other governmental agency for any reason not attributable to the Holders, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, in each case other than as a result of action or inaction of the Holders. AXT shall have complied with its obligations under this Agreement, and Holders' right to demand registration pursuant to this SECTION 2
(a) shall be deemed to have been satisfied upon the earlier of (x) the date as of which all of the Registrable Securities included in the Demand Registration Statement shall have been disposed of pursuant to the Demand Registration Statement, or (y) the date as of which such Demand Registration shall have been effective for an aggregate period of one hundred eighty (180) days, provided that no stop order or similar order is thereafter entered. Notwithstanding anything to the contrary herein, AXT shall not be required to effect more than two (2) registrations of Registrable Securities pursuant to this SECTION 2(a).

          (b) Piggyback Registration. If at any time AXT proposes to prepare and file a registration statement (other than a Demand Registration Statement) under the Securities Act with the SEC covering equity securities of AXT, it will give written notice of its intention to do so (the "PIGGYBACK NOTICE"), at least thirty (30) days prior to the filing of any such registration statement, to the Holders; provided, however, that AXT shall not be required to give such 30 day advance notice of its intention to file a registration statement if the Board of Directors determines in good faith that it is not in the Company's best interest to provide advance notice of a proposed registration statement, and provided, further, that in such circumstance AXT shall give written notice not later than the date of filing the registration statement and the date of such written notice shall be deemed the date of the Piggyback Notice. Upon the written request of a Holder (a "REQUESTING HOLDER"), made within ten (10) days after the date of the Piggyback Notice, that AXT include any of the Requesting Holder's Registrable Securities in such proposed registration statement, AXT shall use reasonable efforts to cause such registration statement (a "PIGGYBACK REGISTRATION STATEMENT") to be declared effective under the Securities Act by the SEC so as to permit the public sale of the Requesting Holder's Registrable Securities pursuant thereto. Notwithstanding the provisions of this SECTION 2(b), AXT shall have the right, at any time after it shall have given a Piggyback Notice pursuant to this SECTION 2(b) (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made), to elect not to file any Piggyback Registration Statement or to withdraw the same after the filing but prior to the effective date thereof. If the registration pursuant to this SECTION 2(b) shall be underwritten in whole or in part, the right of any Holder to have its Registrable Shares included in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting upon the same terms and conditions as the other holders of AXT Common Stock otherwise being sold through the underwriters. As a condition precedent to the inclusion of such Registrable Securities in such underwriting, each Holder acknowledges and understands that it may be required to (i) provide information and make representations and warranties to the underwriters concerning such Holder's ownership and intended means of distribution of such Holder's Registrable Securities and such other matters as may be required by law, (ii) indemnify the underwriters to the extent as any other similarly situated holders including shares in such underwriting, and (iii) enter into holdback and other agreements at the request of the underwriters. If the managing underwriter for such underwriting advises AXT that marketing factors require limitation of the number of shares to be underwritten, the underwriters and AXT may limit the number of Registrable Shares to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting, in accordance with the following priorities:

               (i) First there shall be included in the registration and underwriting any securities sought to be newly issued by AXT;

               (ii) Second, if after according priority to the securities described in clause (i) above, additional shares are to be included in the registration and underwriting in accordance with the advice of the underwriter, then the additional shares to be registered and sold shall be allocated pro rata among the selling Holders of Registrable Securities and all other selling shareholders that AXT has agreed may include shares in such registration.

          If application of the priorities set forth above should result in some but not all of the Registrable Securities sought to be included by Holders in the registration and underwriting being so included, AXT shall advise all Holders of any such limitation, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders exercising their registration rights and all other selling shareholders in proportion, as nearly as practicable, to the respective amounts of outstanding shares of common stock of AXT held by each such selling shareholder to the total number of outstanding shares of AXT common stock. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to AXT and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (c) Information. Each Holder shall provide all information and materials to AXT, and take all action, as may be required in order to permit AXT to comply with all applicable requirements of law and of the SEC and to obtain any desired acceleration of the effective date of any Demand Registration Statement or Piggyback Registration Statement. The provision of such information and materials by Holders is a condition precedent to the obligations of AXT pursuant to this Agreement.

          (d)  Certain Limitations.

               (i) For each Holder who is an "insider" of AXT or who may be deemed to be an Affiliate of AXT, AXT shall keep effective each Demand Registration Statement filed pursuant to SECTION 2(a) and each Piggyback Registration Statement which includes Registrable Securities of a Requesting Holder pursuant to SECTION 2(b) during such periods as directors, officers and Affiliates of AXT are permitted to purchase and sell AXT Common Stock pursuant to the insider trading policies of AXT (subject to the right of AXT to suspend use of a prospectus pursuant to SECTION 3(b)) and, notwithstanding the provisions of

SECTION 3(a)(i) and any other provision of this Agreement to the contrary, shall not be required to keep any such registration statement effective at any other time. By making a registration request or selling any Registrable Securities pursuant to any such registration statement, each such Holder who is an insider or Affiliate of AXT agrees that the right of such Holder to resell Registrable Securities pursuant to any such registration statement hereunder shall be suspended, unless otherwise agreed by AXT, whenever AXT "insiders" (as defined in the AXT insider trading policy furnished to such Holders and any amendments thereto hereafter furnished to such Holders) are restricted from trading capital stock of AXT (a "RESTRICTED PERIOD"). Unless otherwise specified by AXT by written notice to such Holders who are insiders or Affiliates of AXT, the term "RESTRICTED PERIOD" shall include the period commencing at the opening of trading on the first day of the third month of each fiscal quarter of AXT and expiring at the close of trading on the second full trading day following release of AXT financial results for such fiscal quarter (or, in the case of the fourth quarter of each year, for the fiscal year). If a Restricted Period shall commence or shall expire or terminate on any other date, AXT shall provide advance written notice of such commencement and prompt written notice of such expiration or termination.

               (ii) Notwithstanding any other provision of this Agreement, AXT shall be entitled to postpone the declaration of effectiveness of any Demand Registration Statement filed pursuant to SECTION 2(a) and any Piggyback Registration Statement filed pursuant to SECTION 2(b) for a reasonable period of time, but not in excess of ninety (90) calendar days after the date the SEC has informed AXT that the registration statement will not be reviewed or that the SEC has no further comments with regard to the registration statement, if the chief executive officer of AXT, acting in good faith, determines that there exists material nonpublic information about AXT which the Board of Directors of AXT does not wish to disclose in a registration statement which information would otherwise be required by the Securities Act to be disclosed in any Demand Registration Statement filed pursuant to SECTION 2(a) or any Piggyback Registration Statement which includes Registrable Securities of a Holder pursuant to SECTION 2(b).

               (iii) With respect to any Demand Registration Statement filed pursuant to SECTION 2(a) and any Piggyback Registration Statement which includes securities of a Requesting Holding pursuant to SECTION 2(b) or any post-effective amendment, when the same has become effective; AXT shall notify each Holder (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement,
(ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iii) of the receipt by AXT of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (iv) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such event, AXT may suspend use of the prospectus on written notice to each Holder, in which case each Holder shall not dispose of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by AXT that the use of the applicable prospectus may be resumed. AXT shall use its commercially reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. AXT shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. AXT shall, upon the occurrence of any event contemplated by clause (iv), prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3. SELLING PROCEDURES. Any sale of Registrable Securities pursuant to the registration statement filed and declared effective in accordance with SECTION 2(a) hereof shall be subject to the following conditions and procedures:

          (a) Stockholder Notice. The selling Holder shall provide written notice ("STOCKHOLDER NOTICE") to AXT no less than five (5) business days prior to such Holder's intended sale. Within three (3) business days of receipt of the Stockholder Notice, AXT will inform such Holder in writing if the registration statement and final prospectus then on file with the SEC is current and otherwise complies with the Securities Act such that sales may be made thereunder. After receipt of notice from AXT that the registration statement is current and complies with the Securities Act, such Holder shall then have ten
(10) business days to sell the Registrable Securities proposed to be sold, unless the notice from AXT specifies that no sale may be made until the date of intended sale as specified in the Stockholder Notice, in which case such Holder must wait until the date of the intended sale to make such sale and such Holder shall have ten (10) business days thereafter to made such sale. After such ten
(10) day period, the Holder shall once again comply with the procedures set forth in this SECTION 3(a) prior to any further sales.

          (b) Updating the Prospectus. If AXT informs the selling Holder that the registration statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, AXT shall use commercially reasonable efforts to promptly provide to the selling Holder a current prospectus that complies with the Securities Act on or before the date of the intended sale of the Registrable Securities as disclosed in the Stockholder Notice; provided, however, that AXT shall have the right to delay the preparation of a current prospectus that complies with the Securities Act for up to sixty (60) days without explanation to the Holder, in which case the time of such suspension shall be added to the minimum of 180 days of effectiveness of the registration statement set forth in SECTIONS 2(a) and 4(a).

          (c)  Blackout Periods. In addition to the restrictions set forth in
SECTION 2(d) above, Holders who become employees of AXT agree to be bound by AXT's Insider Trading Policy as such may be in effect from time to time for so long as such Holders remain employees of AXT and are subject to such policy.

     4.   OBLIGATIONS OF AXT.

          (a)  Subject in each case to the limitations of SECTION 2 (including
SECTION 2(d)) above, AXT shall (i) use all reasonable efforts to cause such registration statement to become effective promptly after filing and to keep each such registration statement effective until the Termination Date (as hereinafter defined); (ii) prepare and file with the SEC such amendments and supplements to such registration statements and the prospectuses used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in each such registration statement until the Termination Date (as hereinafter defined); (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while AXT shall be required under the provisions hereof to cause such registration statement to remain current; and (iv) use reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that AXT shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified). For purposes of this SECTION 4(a), "TERMINATION DATE" with respect to a given registration statement filed pursuant to SECTION 2(a) or
SECTION 2(b) means the earlier of (i) the first anniversary of the Closing Date,
(ii) such time as all of the Registrable Securities then held by such Holder can be sold by such Holder in a three-month period in accordance with Rule 144 under the Securities Act, (iii) the date on which all of the Registrable Securities have been resold pursuant to Rule 144 or an effective registration statement, and (iv) the date on which the registration statement has been effective for an aggregate of one hundred eighty (180) days.

          (b) In connection with any offering of shares of Registrable Securities registered pursuant to this Agreement, AXT shall (i) furnish each Holder, at AXT's expense, with unlegended certificates representing ownership of the shares of Registrable Securities being sold in such denominations as each Holder shall request and (ii) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the shares of Registrable Securities being sold.

     5. EXPENSES. AXT shall pay all of the out-of-pocket costs expenses incurred in connection with a registration of Registrable Securities pursuant
SECTION 2(a) or SECTION 2(b) to this Agreement , including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of AXT's outside counsel and independent accountants, but not including underwriting discounts and commissions on the Registrable Securities and fees and costs of separate counsel for the Holders. Underwriting fees and commissions on the Registrable Securities and any fees and costs of separate counsel retained by the Holders shall be borne pro rata among the participating Holders on the basis of the number of shares registered.

     6. INDEMNIFICATION. In the event of any offering registered pursuant to this Agreement:

          (a) Indemnification by AXT. AXT will indemnify each Holder and its directors, officers, legal counsel and independent accountants, and each person controlling a Holder, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by AXT of any rule or regulation promulgated under the Securities Act, or state securities laws applicable to AXT in connection with any such registration, and subject to SECTION 6(c) of this Agreement, will reimburse each such Holder, and each person controlling such Holder, for any legal and any other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that AXT will not be liable to the extent that any such claim, loss, damage, or liability arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to AXT by such Holder or controlling person for use therein.

          (b) Indemnification by Holders. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify AXT, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of AXT's securities covered by such a registration statement, each person who controls AXT or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, and such Holder's legal counsel and independent accountants, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse AXT, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to AXT by such Holder for use therein; provided, however, that the obligations of such Holders hereunder shall be several and not joint and shall be limited to an amount equal to the respective net proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

          (c) Defending Claims. Each party entitled to indemnification under this SECTION 6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses incurred by the Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within sixty days after the Indemnifying Party receives notice thereof from the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which consent shall not be reasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect to such claim or litigation.

          (d) Contribution. If the indemnification provided for in this Section 3 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any claim, loss, damage or liability referred to herein, then the Indemnifying Party, to the extent such indemnification is unavailable, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative benefit to or fault of the Indemnifying Party and Indemnified Parties in connection with the actions that resulted in such claims, losses, damages and liabilities. The relative benefit of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, the gross proceeds received by each such party from the sale of Registrable Securities in the manner contemplated hereby. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the claims, losses, damages or liabilities referred to above shall be deemed to include any legal fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party.

          (e)  Survival. The obligations of AXT and each Holder under this
SECTION 6 shall survive the completion of any offering of Registrable Securities registered pursuant to this Agreement and otherwise.

     7. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause AXT to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee of Registrable Securities only if: (a) AXT is furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to AXT pursuant to which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; and (b) immediately following such transfer, the disposition of such Registrable Securities by the transferee is restricted under the Securities Act. AXT shall not be liable for failure to include such assignee's securities in any offering hereunder unless AXT receives such written notice and agreement sufficiently in advance of the effectiveness of the registration statement so as to permit such inclusion without significant prejudice to the rights of AXT or of the other Holders of Registrable Securities.

     8. AMENDMENT OF REGISTRATION RIGHTS. This Agreement, and the registration rights granted hereunder, may be amended or modified only by an instrument in writing executed by or on behalf of AXT and Holders holding a majority of the Registrable Securities then outstanding.

     9. TERMINATION. The registration rights set forth in this Agreement shall terminate with respect to a Holder (and the shares held by such Holder shall cease to constitute Registrable Securities) upon the earlier of (i) the second anniversary of the Closing Date, (ii) such time as all of the Registrable Securities then held by such Holder can be sold by such Holder in a three-month period in accordance with Rule 144 under the Securities Act, and (iii) the date on which all of the Registrable Securities have been resold pursuant to Rule 144 or an effective registration statement.

     10. MARKET STAND-OFF. The Holders hereby agree that, except as to any Registrable Securities included in the registration pursuant hereto, they shall not, to the extent requested by

AXT and an underwriter of AXT Common Stock, sell or otherwise transfer or dispose of any Registrable Securities for one hundred eighty (180) days following the effective date of a registration statement of AXT filed under the Securities Act, provided that all officers and directors and holders of 5% or more of the outstanding shares of Common Stock of AXT enter into similar agreements. In order to enforce the foregoing, AXT may impose stop-transfer instructions with respect to the Registrable Securities of the Holders (and the shares or securities of every other person subject to the foregoing restrictions) until the end of such period.

     11. OBLIGATIONS OF HOLDERS. By exercising any rights hereunder, each Holder shall be deemed to assume all obligations of a Holder hereunder as though such Holder were a signatory hereto. AXT may require Holders to execute an instrument whereby such Holders expressly assume all obligations under this Agreement of Holders as a condition precedent to any obligations of AXT hereunder.

     12. REPORTS UNDER THE 1934 ACT. For two years following the Closing Date, with a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of AXT to the public without registration, AXT agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of AXT under the Securities Act and the Exchange Act;

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by AXT as to its compliance with the reporting requirements of SEC Rule 144 , the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of AXT and such other reports and documents so filed by AXT, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties or their representatives thereunto duly authorized as of the date first written above.

     AMERICAN XTAL TECHNOLOGY, INC.


     By: /s/ Morris S. Young
         --------------------------
     Name: Morris S. Young
     Title:   Chief Executive Officer and President


     LYTE OPTRONICS, INC.

     /s/ Keith Halsey
     ------------------------------
     Name: Keith Halsey
     Title:   Chief Executive Officer


     SHAREHOLDERS' REPRESENTATIVE


     By: /s/ Keith Halsey
         --------------------------
         Keith Halsey

         /s/ Robert Shih
         --------------------------
         Robert Shih







                [Signature Page to Registration Rights Agreement]